EXHIBIT 99.1

State Street Corporation Achieves Record Revenue and Operating EPS in
                            Second Quarter

                 Positive Operating Leverage Continues

    Strong Momentum at Investors Financial as Customer Conversions
                                 Begin


    BOSTON--(BUSINESS WIRE)--July 16, 2007--State Street Corporation announced today second-quarter earnings per share of $1.07 compared to $0.68 per share for the second quarter of 2006, which included non-cash tax adjustments of $0.25 per share, or $0.93 per share without those adjustments. Revenue of $1.921 billion in the second quarter of 2007 represented a record and is up 16.4%, compared to $1.651 billion in the year-ago quarter. Total expenses in the second quarter of 2007 of $1.358 billion are up 15.5%, compared to $1.176 billion in the year-ago quarter. As a result, the Corporation generated about 90 basis points of positive operating leverage. For the second quarter of 2007, return on shareholders' equity is 19.2%, compared to 14.0% in the second quarter of 2006 including the tax adjustments or 19.2% excluding the tax adjustments. State Street's acquisition of Investors Financial Services Corp. closed on July 2, 2007, and consequently, State Street's results for the quarter do not reflect any contribution from the acquisition.

    Ronald E. Logue, State Street's chairman and chief executive officer, said, "Our strong performance during the first six months of this year demonstrates the successful execution of our global strategy, while we continue to build for the future with our acquisition of Investors Financial. The improved results are particularly significant in view of last year's strong second quarter. The 12 percent increase in servicing fees this quarter highlights our ability to win new business globally while deepening relationships with existing customers."

    Logue added, "State Street Global Advisors, which grew 22 percent from last year's second quarter, continues to make a larger contribution to our bottom line as it places greater emphasis on its quantitative active strategies. We are pleased to achieve the eleventh consecutive quarter of positive operating leverage compared to the prior-year quarter. We also continued to benefit from our balance sheet strategy. We achieved 1.64 percent in net interest margin on a 44 percent improvement in fully taxable-equivalent net interest revenue."

    Logue concluded, "The results of Investors Financial in the second quarter were strong, like State Street's, and so we are revising our financial goals for 2007: We now expect that revenue growth will be between 20 percent and 22 percent; up from 16 percent to 18 percent we forecast in February when we announced the deal. Excluding merger and integration charges, growth in operating earnings per share will be between 10 percent and 15 percent; and operating return on equity will be between 14 percent and 17 percent, both of which were our original financial goals we established more than two years ago. We expect to achieve in the upper half of each of these ranges for 2007."

    SECOND QUARTER RESULTS VS. YEAR-AGO QUARTER

    Total revenue increased 16.4% to $1.9 billion in the second quarter of 2007 compared to the second quarter of 2006, and total expenses grew 15.5% to $1.4 billion over the same period.

    Servicing fees are up 12%, to $766 million from $683 million in last year's second quarter. The increase is attributable to new business from existing and new customers in 2007 and higher equity market valuations. Total assets under custody are $13.04 trillion at June 30, 2007, up 20%, compared with $10.86 trillion a year ago. Daily average values for the S&P 500 Index are up 17%, for the MSCI(R) EAFE Index(SM) are up 22%, and for the NASDAQ are up 14%, during the second quarter 2007 from the year-ago quarter.

    Investment management fees, generated by State Street Global Advisors, are $284 million, up 22% from $232 million a year ago. Management fees reflect continued new business and an increase in average month-end equity valuations. Total assets under management are $1.93 trillion at June 30, 2007, up 26%, compared to $1.53 trillion the previous year.

    Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $260 million for the quarter, up 1% from $258 million a year ago. The slight improvement was due primarily to new revenue streams generated from our Currenex acquisition, offset somewhat by weaker volatility in foreign exchange.

    Securities finance revenue is $162 million in the quarter, up 27% compared to $128 million in the year-ago quarter, primarily reflecting an increase in demand. Both quarters' results represent seasonally high activity.

    Processing fees and other revenue are down 12% at $65 million, compared to $74 million primarily due to the consolidation of tax-exempt investments onto the balance sheet in the third quarter of 2006.

    Net interest revenue on a fully taxable-equivalent basis is $397 million, an increase of $122 million, or 44%, from $275 million a year ago. The increase in net interest revenue is due to a favorable mix of deposits and improved spreads. Net interest margin increased to 1.64% from 1.20% a year ago.

    Expenses increased from $1.176 billion to $1.358 billion, up $182 million, or 15.5%. Salaries and benefits expenses are up 18% to $808 million, primarily attributable to incentive compensation due to improved performance, increased staffing to support new business, and merit increases. Expenses for information systems & communications decreased $1 million, to $128 million. The increase in expenses includes higher transaction processing services, up 5% to $141 million, due to higher volumes. Occupancy expense increased 3%, or $3 million, to $98 million. Other expenses increased 37% to $183 million from $134 million due to costs associated with the acquisitions and with new business initiatives, as well as sales promotion expenses.

    SECOND-QUARTER 2007 RESULTS VS. FIRST QUARTER 2007

    Second-quarter earnings per share of $1.07 is up 15%, compared to earnings per share of $0.93 in the first quarter. Total revenue in the second quarter of $1.921 billion is up 13.3% versus $1.696 billion in the first quarter. Total expenses are $1.358 billion, up 12.0% versus $1.213 billion in the first quarter. As a result, the Corporation generated about 130 basis points of positive operating leverage. For the second quarter of 2007, return on shareholders' equity is 19.2% compared with 17.4% in the first quarter.

    Servicing fees are up 7% to $766 million and management fees are up 9% to $284 million, both due to new business and higher equity valuations. Trading services increased 18% to $260 million due to strength in foreign exchange volumes and brokerage. Securities finance revenue increased 65%, from $98 million to $162 million, due to improved spreads and seasonally high volumes. Processing fees and other revenue are down from $73 million to $65 million primarily due to lower fees from leasing and structured products. Net interest revenue on a fully taxable-equivalent basis increased $60 million, or 18%, to $397 million, compared to $337 million in the first quarter.

    Salaries and employee benefits total $808 million, an increase of $69 million, or 9%, from $739 million, attributable to the impact of incentive compensation due to improved performance, increased staffing to support new business, and benefit increases. Transaction processing services increased $12 million, or 9%, to $141 million due to an increase in volumes. Information systems and communications expense is up 2%, or $3 million, to $128 million. Occupancy increased $4 million or 4% to $98 million. Other expenses are up $57 million, or 45%, from $126 million to $183 million primarily as a result of costs associated with new business initiatives and with the acquisitions, as well as increased securities processing expenses.

    The effective tax rate for the second quarter is 35.0%, flat with the first quarter.

    ADDITIONAL INFORMATION

    All per share amounts represent diluted earnings per share.

    INVESTOR CONFERENCE CALL

    State Street will webcast an investor conference call today, Tuesday, July 17, 2007, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2679 (confirmation code 2823043). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230, beginning at 2:00 PM today. The telephone replay will be available for two weeks following the conference call. This press release and additional financial information is available on State Street's website, at www.statestreet.com/stockholder, under "Financial Reports."

    State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors, including investment servicing, investment management and investment research and trading. With $13.040 trillion in assets under custody and $1.934 trillion in assets under management at June 30, 2007, State Street operates in 26 countries and more than 100 geographic markets worldwide and employs 22,350 worldwide. On July 2, 2007, State Street closed its acquisition of Investors Financial Services Corp. As of June 30, 2007, Investors Financial held $2.4 trillion of assets under administration of which $1.915 trillion were held in custody. On a pro forma basis with this acquisition, State Street has $14.96 trillion in assets under custody as of June 30, 2007. For more information, visit State Street's web site at www.statestreet.com or call 877/639-7788 (NEWS STT) toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

    FORWARD-LOOKING STATEMENTS

    This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the recently completed acquisition of Investors Financial Services Corporation, as well as about our financial goals, the financial outlook and business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State Street's expectations or beliefs as of any date subsequent to the date of this release.

    Important factors that may affect future results and outcomes include:

    -- State Street's ability to integrate and convert acquisitions into its business, including the recently closed acquisition of Investors Financial Services Corporation;

    -- the level and volatility of interest rates, particularly in the U.S. and Europe; the performance and volatility of securities, currency and other markets in the U.S. and internationally; economic conditions and monetary and other governmental actions designed to address those conditions;

    -- State Street's ability to attract non-interest bearing deposits and other low-cost funds;

    --  the competitive environment in which State Street operates;

    -- the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers;

    -- State Street's ability to continue to grow revenue, control expenses and attract the capital necessary to achieve its business goals and comply with regulatory requirements;

    --  State Street's ability to control systemic and operating risk;

    -- trends in the globalization of investment activity and the growth on a worldwide basis in financial assets;

    -- trends in governmental and corporate pension plans and savings rates;

    -- changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact State Street's consolidated financial statements;

    -- and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

    Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2006 Annual Report on Form 10-K and its subsequent SEC filings. State Street encourages investors to read its 10-K, particularly the section on Risk Factors, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, July 17, 2007, and State Street will not undertake efforts to revise those forward-looking statements to reflect events after this date.


                       STATE STREET CORPORATION
                        Press Release Addendum

                         Financial Highlights
                            June 30, 2007

                                          Quarters Ended    % Change
                                        ------------------------------
                                                            Q2    Q2
                                                            2007  2007
(Dollars in millions, except per share   June  March June   vs.   vs.
 amounts                                  30,   31,   30,
or where otherwise noted)                                   Q1    Q2
                                          2007  2007  2006  2007  2006
----------------------------------------------------------------------

Total Revenue                           $1,921$1,696$1,651    13%  16%
Total Expenses                           1,358 1,213 1,176    12   15
Net Income                                 366   314   227    17   61

Diluted Earnings Per Share              $ 1.07$  .93$  .68    15   57

Cash Dividends Declared Per Share       $  .22$  .21$  .20
Closing Price Per Share of Common Stock
 (at quarter end)                        68.40 64.75 58.09

Return on Equity                          19.2% 17.4% 14.0%

At Quarter End:
Assets Under Custody (AUC) (in
 trillions)                             $13.04$12.33$10.86
Assets Under Management (AUM) (in
 trillions)                               1.93  1.85  1.53


                                Six Months Ended   % Change
                              ---------------------------------------
                                                        2007
                                June 30, June 30,     vs.
(Dollars in millions, except
 per share information)             2007      2006      2006
---------------------------------------------------------------------

Total Revenue                  $   3,617$    3,174        14%
Total Expenses                     2,571     2,272        13
Income Tax Expense                   366       393       (7)
Income from Continuing
 Operations                          680       509        34
Income from Discontinued
 Operations                            -        10
Net Income                           680       519

Diluted Earnings Per Share:
   From Continuing Operations  $    2.00$     1.52        32
   From Discontinued
    Operations                         -       .03
   Net Income                       2.00      1.55

Cash Dividends Declared Per
 Share                               .43       .39        10

Return on Equity from
 Continuing Operations              18.4%     15.8%
Return on Equity                    18.4      16.1


                       STATE STREET CORPORATION
                        Press Release Addendum

                    SELECTED FINANCIAL INFORMATION
            Quarters ended June 30, 2007 and June 30, 2006


                                                 Quarters Ended
                                           ---------------------------
                                           June 30,  June 30,
(Dollars in millions, except per share
 amounts)                                      2007      2006 % Change
------------------------------------------------------------- --------

Fee Revenue:
Servicing fees                             $    766  $    683    12 %
Management fees                                 284       232    22
Trading services                                260       258     1
Securities finance                              162       128    27
Processing fees and other                        65        74   (12)
                                           --------- --------
   Total fee revenue                          1,537     1,375    12

Net Interest Revenue:
Interest revenue                              1,203     1,034    16
Interest expense                                818       772     6
                                           --------- --------
   Net interest revenue (1)                     385       262    47
Provision for loan losses                         -         -
                                           --------- --------
   Net interest revenue after provision for
    loan losses                                 385       262    47

Gains (Losses) on sales of available-for-
 sale investment securities, net                 (1)       14
                                           --------- --------
   Total revenue                              1,921     1,651  16.4

Operating Expenses:
Salaries and employee benefits                  808       684    18
Information systems and communications          128       129    (1)
Transaction processing services                 141       134     5
Occupancy                                        98        95     3
Other                                           183       134    37
                                           --------- --------
   Total operating expenses                   1,358     1,176  15.5
                                           --------- --------
   Income from continuing operations before
    income tax expense                          563       475    19
   Income tax expense from continuing
    operations                                  197       248
                                           --------- --------
Income from continuing operations               366       227    61

Income from discontinued operations before
 income tax expense                               -         -
Income tax expense from discontinued
 operations                                       -         -
                                           --------- --------
   Income from discontinued operations            -         -
                                           --------- --------
   Net income                              $    366  $    227
                                           ========= ========

Earnings Per Share From Continuing
 Operations:
   Basic                                   $   1.09  $    .69    58
   Diluted                                     1.07       .68    57

Earnings Per Share From Discontinued
 Operations:
   Basic                                   $      -  $      -
   Diluted                                        -         -

Earnings Per Share:
   Basic                                   $   1.09  $    .69
   Diluted                                     1.07       .68

Average Shares Outstanding (in thousands):
   Basic                                    335,769   330,804
   Diluted                                  341,101   335,879



                                                Six Months Ended
                                           ---------------------------
                                           June 30, June 30,
(Dollars in millions, except per share
 amounts)                                      2007     2006 % Change
------------------------------------------ ----------------- ---------

Fee Revenue:
Servicing fees                             $  1,484 $  1,340       11
Management fees                                 545      452       21
Trading services                                480      488       (2)
Securities finance                              260      209       24
Processing fees and other                       138      146       (5)
                                           -------- --------
   Total fee revenue                          2,907    2,635       10

Net Interest Revenue:
Interest revenue                              2,375    1,995       19
Interest expense                              1,665    1,467       13
                                           -------- --------
   Net interest revenue (1)                     710      528       34
Provision for loan losses                         -        -
                                           -------- --------
   Net interest revenue after provision
    for loan losses                             710      528       34

Gains (Losses) on sales of available-for-
 sale investment securities, net                  -       11
                                           -------- --------
   Total revenue                              3,617    3,174     14.0

Operating Expenses:
Salaries and employee benefits                1,547    1,319       17
Information systems and communications          253      261       (3)
Transaction processing services                 270      254        6
Occupancy                                       192      188        2
Other                                           309      250       24
                                           -------- --------
   Total operating expenses                   2,571    2,272     13.2
                                           -------- --------
   Income from continuing operations
    before income tax expense                 1,046      902       16
   Income tax expense from continuing
    operations                                  366      393
                                           -------- --------
Income from continuing operations               680      509       34

Income from discontinued operations before
 income tax expense                               -       16
Income tax expense from discontinued
 operations                                       -        6
                                           -------- --------
   Income from discontinued operations            -       10
                                           -------- --------
   Net income                              $    680 $    519
                                           ======== ========

Earnings Per Share From Continuing
 Operations:
   Basic                                   $   2.03 $   1.54       32
   Diluted                                     2.00     1.52       32

Earnings Per Share From Discontinued
 Operations:
   Basic                                   $      - $    .03
   Diluted                                        -      .03

Earnings Per Share:
   Basic                                   $   2.03 $   1.57
   Diluted                                     2.00     1.55

Average Shares Outstanding (in thousands):
   Basic                                    334,908  331,777
   Diluted                                  339,338  336,102


Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $397 million and $275 million for the quarters ended June 30, 2007 and 2006, respectively, and $734 million and $552 million for the six months ended June 30, 2007 and 2006, respectively. These amounts include taxable-equivalent adjustments of $12 million and $13 million for the quarters ended June 30, 2007 and 2006, respectively, and $24 million for each of the six months ended June 30, 2007 and 2006.


                       STATE STREET CORPORATION
                        Press Release Addendum

                    SELECTED FINANCIAL INFORMATION
           Quarters ended June 30, 2007 and March 31, 2007


                                                 Quarters Ended
                                           ---------------------------
                                            June 30,  March
                                                        31,
(Dollars in millions, except per share
 amounts)                                      2007      2007 % Change
----------------------------------------------------------------------

Fee Revenue:
Servicing fees                             $    766  $    718      7 %
Management fees                                 284       261      9
Trading services                                260       220     18
Securities finance                              162        98     65
Processing fees and other                        65        73    (11)
                                           --------- --------
   Total fee revenue                          1,537     1,370     12

Net Interest Revenue:
Interest revenue                              1,203     1,172      3
Interest expense                                818       847     (3)
                                           --------- --------
   Net interest revenue (1)                     385       325     18
Provision for loan losses                         -         -
                                           --------- --------
   Net interest revenue after provision for
    loan losses                                 385       325     18

Gains (Losses) on sales of available-for-
 sale investment securities, net                 (1)        1
                                           --------- --------
   Total revenue                              1,921     1,696   13.3

Operating Expenses:
Salaries and employee benefits                  808       739      9
Information systems and communications          128       125      2
Transaction processing services                 141       129      9
Occupancy                                        98        94      4
Other                                           183       126     45
                                           --------- --------
   Total operating expenses                   1,358     1,213   12.0
                                           --------- --------
   Income before income tax expense             563       483     17
Income tax expense                              197       169
                                           --------- --------
   Net income                              $    366  $    314     17
                                           ========= ========

Earnings Per Share:
   Basic                                   $   1.09  $    .94     16
   Diluted                                     1.07       .93     15

Average Shares Outstanding (in thousands):
   Basic                                    335,769   334,036
   Diluted                                  341,101   338,727

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $397 million and $337 million for the quarters ended June 30, 2007 and March 31, 2007, respectively. Both amounts included taxable-equivalent adjustments of $12 million.


                       STATE STREET CORPORATION
                        Press Release Addendum

                 CONSOLIDATED STATEMENT OF CONDITION

----------------------------------------------------------------------
                                         June 30,  December  June 30,
                                                      31,
(Dollars in millions, except per share
 amounts)                                    2007      2006      2006
----------------------------------------------------------------------

Assets
Cash and due from banks                  $  4,851  $  2,368  $  4,580
Interest-bearing deposits with banks        4,616     5,236     7,634
Securities purchased under resale
 agreements                                10,772    14,678    10,786
Trading account assets                        849       785       998
Investment securities available for sale   62,748    60,445    55,071
Investment securities held to maturity      4,308     4,547     4,528
Loans and leases (net of allowance of
 $18)                                      12,050     8,928     8,690
Premises and equipment                      1,725     1,560     1,541
Accrued income receivable                   1,671     1,617     1,468
Goodwill                                    1,853     1,384     1,359
Other intangible assets                       593       434       463
Other assets                                6,232     5,371     5,418
                                         --------- --------- ---------
   Total assets                          $112,268  $107,353  $102,536
                                         ========= ========= =========

Liabilities
Deposits:
   Noninterest-bearing                   $ 12,735  $ 10,194  $  9,944
   Interest-bearing -- U.S.                 1,091     1,272     2,349
   Interest-bearing -- Non-U.S.            59,210    54,180    51,262
                                         --------- --------- ---------
Total deposits                             73,036    65,646    63,555

Securities sold under repurchase
 agreements                                13,089    19,147    19,393
Federal funds purchased                     2,741     2,147     1,811
Other short-term borrowings                 3,500     2,835     1,351
Accrued taxes and other expenses            3,204     3,143     2,653
Other liabilities                           4,860     4,567     4,705
Long-term debt                              4,090     2,616     2,599
                                         --------- --------- ---------
   Total liabilities                      104,520   100,101    96,067

Shareholders' Equity
Preferred stock, no par: authorized
 3,500,000; issued none
Common stock, $1 par: authorized
 750,000,000 shares;
   issued 337,126,000, 337,126,000 and
    337,126,000 shares                        337       337       337
Surplus                                       365       399       308
Retained earnings                           7,339     7,030     6,579
Accumulated other comprehensive loss         (276)     (224)     (377)
Treasury stock (at cost 408,000,
 4,688,000 and 6,495,000 shares)              (17)     (290)     (378)
                                         --------- --------- ---------
   Total shareholders' equity               7,748     7,252     6,469
                                         --------- --------- ---------
   Total liabilities and shareholders'
    equity                               $112,268  $107,353  $102,536
                                         ========= ========= =========

    CONTACT: State Street Corporation
             Edward J. Resch, +1 617/664-1110
             or
             Investors:
             Kelley MacDonald, +1 617/664-3477
             or
             Media:
             Hannah Grove, +1 617/664-3377